SECTION 16
POWER OF ATTORNEY


	I, Valerie Mosley, do hereby
constitute and appoint Stephen J.
Benedetti, Alison G. Griffin, Susan
S. Ancarrow and Shannon V.
Patterson my true and lawful
attorneys-in-fact, any of whom
acting singly is hereby authorized,
for me and in my name and on my
behalf as a director, officer and/or
shareholder of Dynex Capital, Inc.,
to (i) prepare, execute in my name
and on my behalf, and submit to the
U.S. Securities and Exchange
Commission (the "SEC") a Form ID,
including any necessary amendments
thereto, and any other documents
necessary or appropriate to obtain or
update codes and passwords enabling
me to make electronic filings with
the SEC of reports required by
Section 16(a) of the Securities
Exchange Act of 1934 or any rule or
regulation of the SEC in respect
thereof; and (ii) prepare, execute and
file any and all forms, instruments or
documents, including any necessary
amendments thereto, as such
attorneys or attorney deems
necessary or advisable to enable me
to comply with Section 16 of the
Securities Exchange Act of 1934 or
any rule or regulation of the SEC in
respect thereof (collectively,
"Section 16").

	I do hereby ratify and
confirm all acts my said attorney
shall do or cause to be done by virtue
hereof.  I acknowledge that the
foregoing attorneys-in-fact, serving
in such capacity at my request, are
not assuming, nor is Dynex Capital,
Inc. assuming, any of my
responsibilities to comply with
Section 16.

	This power of attorney shall
remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with
Section 16, whichever occurs first.

	WITNESS the execution
hereof this 5th day of December,
2013.


		/s/ Valerie Mosley
		Valerie Mosley